Exhibit 24.1

Limited Power of Attorney

Registration Statement on Form S-4

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors/officers of Farmers National Banc Corp., an Ohio corporation (“Farmers”), which is about to file with the Securities and Exchange Commission (the “SEC”), Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4 for the registration of certain of its common shares for offering and sale pursuant to the Agreement and Plan of Merger, dated as of March 13, 2017, by and among Monitor Bancorp, Inc., Farmers and FMNB Merger Subsidiary II, LLC, hereby constitutes and appoints Kevin J. Helmick and Carl D. Culp, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective the 9th day of May, 2017, unless otherwise indicated below.

/s/ Kevin J. Helmick Kevin J. Helmick	/s/ Carl D. Culp Carl D. Culp

/s/ Joseph W. Sabat Joseph W. Sabat	/s/ Gregory C. Bestic Gregory C. Bestic

/s/ Lance J. Ciroli Lance J. Ciroli	/s/ Anne Frederick Crawford Anne Frederick Crawford

/s/ Ralph D. Macali Ralph D. Macali	/s/ Terry A. Moore Terry A. Moore

/s/ Edward W. Muransky Edward W. Muransky	/s/ David Z. Paull David Z. Paull

/s/ Earl R. Scott Earl R. Scott	/s/ James R. Smail James R. Smail

/s/ Gregg Strollo Gregg Strollo